EXHIBIT 10.3
                    The CORPORATEplan for RetirementSM

                                ADDENDUM

  RE: Code Sections 401(k) and 401(m) 2004 Final Regulations, Roth 401(k)

              Amendments for Fidelity Basic Plan Document No. 02

PREAMBLE

Adoption and Effective Date of Amendment. This amendment of the Plan is adopted to reflect the final regulations under Internal Revenue Code (Code) sections 401(k) and 401(m) and to reflect Code section 402A as added by section 617 of the Economic Growth and Tax Relief Reconciliation Act of 2001. This amendment is intended as good faith compliance with the requirements of Code sections 401(k), 401(m) and 402A and is to be construed in accordance with guidance issued thereunder. Except as otherwise provided in the numbered paragraphs below, this amendment shall be effective as determined pursuant to the rules in paragraphs A and B immediately below:

     A. Except as otherwise provided in paragraph B below, this amendment shall be effective for plan years that begin on or after January 1, 2006.

     B. If the Plan is maintained pursuant to one or more collective bargaining agreements between employee representatives and one or more employers in effect on the date described in paragraph A above, this amendment shall be effective beginning with the later of the first plan year beginning after the termination of the last such agreement or the first plan year described in paragraph A above.

Supersession of Inconsistent Provisions. This amendment shall supersede the provisions of the Plan to the extent those provisions are inconsistent with the provisions of this amendment.

     1. Section 5.03, "Deferral Contributions," is hereby amended, effective January 1, 2006, by adding a new subsection (c) to the end thereof to provide as follows:

        (c)   Roth Deferral Contributions.

              (1)   General Application.

                    (A) This subsection (c) will apply to contributions beginning with the effective date specified in the Roth Deferral Contributions Addendum to the Adoption Agreement but in no event before the first day of the first taxable year beginning on or after January 1, 2006.

                    (B) As of the effective date under subparagraph (A) hereof, the Plan will accept Roth Deferral Contributions made on behalf of Participants. A Participant's Roth Deferral Contributions will be allocated to a separate account maintained for such contributions as described in paragraph (2) of this Section 5.03(c).

                    (C) Unless specifically stated otherwise, Roth Deferral Contributions will be treated as Deferral Contributions for all purposes under the Plan.

              (2)   Separate Accounting.

                    (A) Contributions and withdrawals of Roth Deferral Contributions will be credited and debited to the Roth Deferral Contributions sub-account maintained for each Participant within the Participant's Account.

                    (B) The Plan will maintain a record of the amount of Roth Deferral Contributions in each such sub-account.

                    (C) Gains, losses, and other credits or charges must be separately allocated on a reasonable and consistent basis to each Participant's Roth Deferral Contributions sub-account and the Participant's other sub-accounts within the Participant's Account under the Plan.

                    (D) No contributions other than Roth Deferral Contributions and properly attributable earnings will be credited to each Participant's Roth Deferral Contributions sub-account.

              (3)   Direct Rollovers.

                    (A)   Notwithstanding anything to the contrary in
                          Section 13.04, a direct rollover of a
                          distribution from a Roth Deferral Contributions sub-account under the Plan will only be made to another Roth Deferral Contributions account under an applicable retirement plan described in Code section 402A(e)(l) or to a Roth IRA described in Code section 408A and only to the extent the rollover is permitted under the rules of Code section 402(c).

                    (B)   Notwithstanding anything to the contrary in
                          Section 5.06, and provided the Employer so elects in the Roth Deferral Contributions Addendum to the Adoption Agreement, the Plan will accept a rollover contribution to a Roth Deferral Contributions sub-account, but only if it is a direct rollover from another Roth Deferral Contributions account under an applicable retirement plan described in Code section 402A(e)(1) and only to the extent the rollover is permitted under the rules of Code section 402(c).

                    (C) The Plan will not provide for a direct rollover (including an automatic rollover) for distributions from a Participant's Roth Deferral Contributions sub-account if the amounts of the distributions that are eligible rollover distributions are reasonably expected to total less than $200 during a year. In addition, any distribution from a Participant's Roth Deferral Contributions sub-account is not taken into account in determining whether distributions from a Participant's other sub-accounts are reasonably expected to total less than $200 during a year. However, eligible rollover distributions from a Participant's Roth Deferral Contributions sub-account are taken into account in determining whether the total amount of the Participant's account balances under the Plan exceeds $1,000 for purposes of mandatory distributions from the Plan.

                    (D) The provisions of the Plan that allow a Participant to elect a direct rollover of only a portion of an eligible rollover distribution but only if the amount rolled over is at least $500 is applied by treating any amount distributed from the Participant's Roth Deferral Contributions sub-account as a separate distribution from any amount distributed from the Participant's other sub-accounts in the Plan, even if the amounts are distributed at the same time.

              (4) Correction of Excess Contributions. In the case of a distribution of excess contributions to a Highly Compensated Employee, such excess contributions shall be deemed to be pre-tax Deferral Contributions to the extent such Highly Compensated Employee made pre-tax Deferral Contributions for the year, and any remainder shall be deemed to be Roth Deferral Contributions.

              (5) Roth Deferral Contributions Defined. A Roth Deferral Contribution is an elective deferral contribution that is:

                    (A) Designated irrevocably by the participant at the time of the cash or deferred election as a Roth Deferral Contribution that is being made in lieu of all or a portion of the pre-tax elective deferrals the participant is otherwise eligible to make under the Plan; and

                    (B) Treated by the employer as includible in the participant's income at the time the participant would have received that amount in cash if the participant had not made a cash or deferred election.

     2. Section 5.07, "Qualified Nonelective Employer Contributions," is hereby amended in its entirety to provide as follows:

          The Employer may, in its discretion, make a Qualified Nonelective Employer Contribution for the Plan Year in any amount necessary to satisfy or help to satisfy the "ADP" test, described in
          Section 6.03, and/or the "ACP" test, described in Section 6.06. Qualified Nonelective Employer-contributions shall be allocated based on Participant's "testing compensation," as defined in Subsection 6.01(t), rather than Compensation, as defined in Subsection 2.01(j). Any Qualified Nonelective Employer Contribution shall be allocated only as provided in this Section
          5.07 (notwithstanding anything to the contrary in Section 1.09 or in any other Plan provision).

          Notwithstanding anything to the contrary in Section 1.09 or in any other Plan provision, Qualified Nonelective Employer Contributions shall be allocated to Participants who were Active Participants at any time during the Plan Year and are Non-Highly Compensated Employees pursuant to either (a) or (b) below.

          (a) If the Employer has not elected Section 1.09(a)(1) in the Adoption Agreement, Qualified Nonelective Employer Contributions shall be allocated in the ratio which each such Participant's "testing compensation," as defined in Subsection 6.01(t), for the Plan Year bears to the total of all such Participants' "testing compensation" for the Plan Year.

          (b) If the Employer has elected Section 1.09(a)(l) in the Adoption Agreement, Qualified Nonelective Employer Contributions shall be allocated as provided in such
                Section 1.09(a)(l), provided, however, that in no event shall any such allocation to an eligible Participant exceed 5% of the "testing compensation" of such Participant for the Plan Year, and, provided further that, notwithstanding the above, in the event the Employer elects to disaggregate the Plan pursuant to Treasury Regulation Section 1.401(k)- l(b)(4) and consistent with Code section 410(b)(4)(B), the Employer may choose to provide Qualified Nonelective Employer Contributions to only those otherwise eligible Participants who are covered by the resulting component plan that covers the non-excludable Participants.

          Subject to subsection (b) hereof, Active Participants shall not be required to satisfy any Hours of Service or employment requirement for the Plan Year in order to receive an allocation of Qualified Nonelective Employer Contributions.



          Qualified Nonelective Employer Contributions shall be distributable only in accordance with the distribution provisions that are applicable to Deferral Contributions; provided, however, that a Participant shall not be permitted to take a hardship withdrawal of amounts credited to his Qualified Nonelective Employer Contributions Account after the later of December 31, 1988 or the last day of the Plan Year ending before July 1, 1989.

     3. Section 6.09, "Income or Loss on Distributable Contributions," is hereby amended in its entirety to provide as follows:

          The income or loss allocable to "excess deferrals", "excess contributions", and "excess aggregate contributions" shall be determined under the following method: The income or loss attributable to such distributable contributions shall be the sum of (i) the income or loss on such contributions for the "determination year", determined under any reasonable method, plus (ii) the income or loss on such contributions for the "gap period", determined under such reasonable method. Any reasonable method used to determine income or loss hereunder shall be used consistently for all Participants in determining the income or loss allocable to distributable contributions hereunder and shall be the same method that is used by the Plan in allocating income or loss to Participants' Accounts. For purposes of this paragraph, the "gap period" means the period between the end of the "determination year" and the date of distribution; provided, however, that income or loss for the "gap period" may be determined as of a date that is no more than seven days before the date of distribution.

     4. Section 6. 1 0, "Deemed Satisfaction of 'ADP' Test," is hereby amended in its entirety to provide as follows:

          Notwithstanding any other provision of this Article 6 to the contrary, for any Plan Year beginning on or after January 1, 1999, if the Employer has elected one of the safe harbor contributions in Subsection 1.10(a)(3) or 1.11(a)(3) of the Adoption Agreement and complies with the notice requirements described herein for such Plan Year, the Plan shall be deemed to have satisfied the "ADP" test described in Section 6.03. The Employer shall provide to each Active Participant during the Plan Year a comprehensive notice of the Active Participant's rights and obligations under the Plan. Such notice shall be written in a manner calculated to be understood by the average Active Participant. The Employer shall provide the notice to each Active Participant within one of the following periods, whichever is applicable:

          (a) if the employee is an Active Participant 90 days before the beginning of the Plan Year, within the period beginning 90 days and ending 30 days before the first day of the Plan Year; or

          (b) if the employee becomes an Active Participant after the date described in subsection (a) above, within the period beginning 90 days before and ending on the date he becomes an Active Participant;

          provided, however, that such notice shall not be required to be provided to an Active Participant earlier than is required under any guidance published by the Internal Revenue Service.

          If an Employer that provides notice that the Plan may be amended to provide a safe harbor Nonelective Employer Contribution for the Plan Year does amend the Plan to provide such contribution, the Employer shall provide a supplemental notice to all Active Participants stating that a safe harbor Nonelective Employer Contribution in the specified amount shall be made for the Plan Year. Such supplemental notice shall be provided to Active Participants at least 30 days before the last day of the Plan Year.

          Notwithstanding the foregoing, if the Employer has elected a more stringent eligibility requirement in Section 1.04 of the Adoption Agreement for such 401(k) safe harbor contributions than for Deferral Contributions, the Plan may be disaggregated pursuant to Treasury Regulation section 1.401(k)-3(h)(3), consistent with Code section 410(b)(4)(B), and deemed to have satisfied the "ADP" test only with respect to that portion of the Plan that satisfies Code section 40l(k)(l2). The remainder of the Plan shall be subjected to the "ADP" test described in Section 6.03.

          If the Employer elected to provide safe harbor Matching Employer Contributions pursuant to Subsection 1.10(a)(3) of the Adoption Agreement or to have deemed satisfaction of the "ACP" test with respect to Matching Employer Contributions pursuant to the Addendum Re Safe Harbor Nonelective Employer Contribution to the Adoption Agreement, then, notwithstanding any election the Employer might have made pursuant to Subsection 1.10(d) of the Adoption Agreement (except for an election to apply paragraph (6) thereof), no continuing eligibility requirements shall apply to any Matching Employer Contributions provided under the Plan (but an election to apply paragraph (6) of Subsection 1.10(d) is unaffected).

          In the event that the Plan provides for Catch-up Contributions and the Employer elects to make Safe Harbor Matching Employer Contributions pursuant to Section 1.10(a)(3), then, notwithstanding anything to the contrary herein, in the event that the Addendum Re Safe Harbor Matching Employer Contribution to the Adoption Agreement would otherwise require Matching Employer Contributions to be made with respect to Catch-up Contributions, then the Employer shall provide such Matching Employer Contributions with respect to Catch-up Contributions to the extent necessary to comply with such Matching Employer Contribution requirements.

     5. Subsection (a) of Section 10.05, "Hardship Withdrawals," is hereby amended by replacing paragraph (5) thereof and adding new paragraphs (6) and (7) as provided below:

          (5) payments for burial or funeral expenses for the Participant's deceased parent, spouse, child, or dependent (as defined in Code section 152, and, for taxable years beginning on or after January 1, 2005, without regard to subsection (d)(l)(B) thereof);

          (6) expenses for the repair of damage to the Participant's principal residence that would qualify for the casualty deduction under Code section 165 (determined without regard to whether the loss exceeds 10% of adjusted gross income); or

          (7) any other financial need determined to be immediate and heavy under rules and regulations issued by the Secretary of the Treasury or his delegate; provided, however, that any such financial need shall constitute an immediate and heavy need under this paragraph (7) no sooner than administratively practicable following the date such rule or regulation is issued.